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                                                                      EXHIBIT 99


            EZCORP ANNOUNCES 37% INCREASE IN SECOND QUARTER EARNINGS


AUSTIN, Texas (April 22, 2003) -- EZCORP, Inc. (Nasdaq/NM: EZPW) announced today results for its second fiscal 2003 quarter and the six month period, which ended March 31, 2003.

For the three months ended March 31, 2003, net income increased 37% to $1,498,000 ($0.12 per share) compared to $1,094,000 ($0.09 per share) for the comparable prior year period. These earnings are above the Company's publicly announced estimate of $0.09 to $0.11 per share for this period. Total revenues for the three month period increased 12% to $53,022,000.

For the six months ended March 31, 2003, income before the cumulative effect of an accounting change increased 53% to $3,783,000 ($0.30 per share) compared to $2,466,000 ($0.20 per share) for the comparable prior year period. Total revenues for the six month period increased 4% to $106,221,000. Effective October 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142 which deals with the accounting treatment of goodwill and other intangible assets. After a charge of $8,037,000 for the cumulative effect of adopting this new accounting principle, the Company realized a net loss of $4,254,000 for the six month period.

Commenting on these results, Joseph L. Rotunda, President and Chief Executive Officer, said, "We are pleased with our earnings and results for the quarter. Our business is comprised of three primary segments: pawn lending, payroll advance loans and selling merchandise which is comprised primarily of forfeited collateral. Each made a substantial contribution to our earnings performance. Our pawn service charge revenues increased 3% year over year while our average pawn loan balance was unchanged. Our payroll advance product continues to develop with year over year service charge increases of $1.1 million and an incremental contribution of approximately $0.8 million. As we expected, our sales were especially strong with same store sales up 8% for the quarter, largely due to the changes made to our layaway program. Gross profit on merchandise sales increased approximately $0.5 million."

Mr. Rotunda continued, "While our operating results confirm that we are on track with our plans to significantly improve earnings, our results also have contributed to a stronger balance sheet. During the last twelve months we have reduced our total debt, primarily from operating cash flows, by approximately $9.4 million to $28.0 million."

The Company estimates fiscal 2003 earnings (before the cumulative effect of the change in accounting principle) to be between thirty-five and forty cents per share compared to eighteen cents per share for fiscal 2002. For the fiscal 2003 third quarter, the Company estimates earnings to be between a loss of $0.02 and $0.00 per share compared to a loss of $0.04 per share for the fiscal 2002 third quarter. Seasonally, the Company's third quarter earnings are expected to be the weakest of the quarters due to lower sales levels and lower average loan balances.

EZCORP offers consumers convenient, non-recourse loans collateralized by tangible personal property, and short-term non-collateralized loans, often referred to as payday loans. A secondary, but related, business activity is the selling of previously owned merchandise consisting primarily of forfeited collateral. At March 31, 2003, the Company operated 280 stores in eleven states.

This announcement contains certain forward-looking statements regarding the Company's expected performance for future periods including, but not limited to, expected future earnings. Actual results for these periods may materially differ from these statements. Such forward-looking statements involve risks and uncertainties such as changing market conditions in the overall economy and the industry, consumer demand for the Company's services and merchandise, changes in regulatory environment, and other factors periodically discussed in the Company's annual, quarterly and other reports filed with the Securities and Exchange Commission.


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You are invited to listen to a conference call discussing these results on April
22, 2003 at 10:00am Central Time. The conference call can be accessed over the Internet (or replay it at your convenience) at the following address.

http://www.firstcallevents.com/service/ajwz377376791gf12.html

For additional information, contact Dan Tonissen at (512) 314-2289.





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                                  EZCORP, INC.
         HIGHLIGHTS OF CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
              (in thousands, except per share data and store count)

                                                                                                THREE MONTHS ENDED MARCH 31,
                                                                                               ------------------------------
                                                                                                   2003              2002
                                                                                               ------------      ------------

Total revenues                                                                                 $     53,022      $     47,481
Cost of goods sold                                                                                   22,672            19,820
                                                                                               ------------      ------------
Net revenues                                                                                         30,350            27,661
Operating expenses                                                                                   25,807            22,666
                                                                                               ------------      ------------
    Operating income before depreciation and amortization                                             4,543             4,995
Depreciation and amortization                                                                         2,192             2,532
                                                                                               ------------      ------------
    Operating income                                                                                  2,351             2,463
Interest expense, net                                                                                   474               996
Equity in net income of unconsolidated affiliate                                                       (427)             (248)
Gain on sale of assets                                                                                   --               (22)
                                                                                               ------------      ------------
Income before income taxes                                                                            2,304             1,737
Income tax expense                                                                                      806               643
                                                                                               ------------      ------------
Income before cumulative effect of a change in accounting principle                            $      1,498      $      1,094
Cumulative effect of adopting a new accounting principle, net of tax                                     --                --
                                                                                               ------------      ------------
Net income (loss)                                                                              $      1,498      $      1,094
                                                                                               ============      ============

Income (loss) per share, assuming dilution:
     Income before cumulative effect of a change in accounting principle                       $       0.12      $       0.09
     Cumulative effect of adopting a new accounting principle, net of tax                                --                --
                                                                                               ------------      ------------
     Net income (loss)                                                                         $       0.12      $       0.09
                                                                                               ============      ============

Weighted average shares - assuming dilution                                                          12,513            12,276
Store count - average for period                                                                        280               281

Pro forma results, as if the new accounting principle were in effect for all periods:
     Net income (loss) as reported                                                             $      1,498      $      1,094
     Add back: goodwill and pawn license amortization, net of tax                                        --                95
     Add back: amortization of goodwill related to equity investee, net of tax                           --                71
     Add back: cumulative effect of adopting a new accounting principle, net of tax                      --                --
                                                                                               ------------      ------------
     Adjusted net income                                                                       $      1,498      $      1,260
                                                                                               ============      ============

     Per share amounts - assuming dilution:
         Net income (loss) as reported                                                         $       0.12      $       0.09
         Add back: goodwill and pawn license amortization, net of tax                                    --              0.01
         Add back: amortization of goodwill related to equity investee, net of tax                       --                --
         Add back: cumulative effect of adopting a new accounting principle, net of tax                  --                --
                                                                                               ------------      ------------
         Adjusted net income                                                                   $       0.12      $       0.10
                                                                                               ============      ============


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                                  EZCORP, INC.
         Highlights of Consolidated Statement of Operations (Unaudited)
              (in thousands, except per share data and store count)

                                                                                                 SIX MONTHS ENDED MARCH 31,
                                                                                               ------------------------------
                                                                                                   2003              2002
                                                                                               ------------      ------------

Total revenues                                                                                 $    106,221      $    102,063
Cost of goods sold                                                                                   43,992            42,990
                                                                                               ------------      ------------
Net revenues                                                                                         62,229            59,073
Operating expenses                                                                                   51,549            47,468
                                                                                               ------------      ------------
    Operating income before depreciation and amortization                                            10,680            11,605
Depreciation and amortization                                                                         4,459             5,130
                                                                                               ------------      ------------
    Operating income                                                                                  6,221             6,475
Interest expense, net                                                                                 1,131             2,739
Equity in net income of unconsolidated affiliate                                                       (730)             (312)
Loss on sale of assets                                                                                   --               133
                                                                                               ------------      ------------
Income before income taxes                                                                            5,820             3,915
Income tax expense                                                                                    2,037             1,449
                                                                                               ------------      ------------
Income before cumulative effect of a change in accounting principle                            $      3,783      $      2,466
Cumulative effect of adopting a new accounting principle, net of tax                                 (8,037)               --
                                                                                               ------------      ------------
Net income (loss)                                                                              $     (4,254)     $      2,466
                                                                                               ============      ============

Income (loss) per share, assuming dilution:
     Income before cumulative effect of a change in accounting principle                       $       0.30      $       0.20
     Cumulative effect of adopting a new accounting principle, net of tax                             (0.64)               --
                                                                                               ------------      ------------
     Net income (loss)                                                                         $      (0.34)     $       0.20
                                                                                               ============      ============

Weighted average shares - assuming dilution                                                          12,438            12,174
Store count - average for period                                                                        280               282

Pro forma results, as if the new accounting principle were in effect for all periods:
     Net income (loss) as reported                                                             $     (4,254)     $      2,466
     Add back: goodwill and pawn license amortization, net of tax                                        --               190
     Add back: amortization of goodwill related to equity investee, net of tax                           --               143
     Add back: cumulative effect of adopting a new accounting principle, net of tax                   8,037                --
                                                                                               ------------      ------------
     Adjusted net income                                                                       $      3,783      $      2,799
                                                                                               ============      ============

     Per share amounts - assuming dilution:
         Net income (loss) as reported                                                         $      (0.34)     $       0.20
         Add back: goodwill and pawn license amortization, net of tax                                    --              0.02
         Add back: amortization of goodwill related to equity investee, net of tax                       --              0.01
         Add back: cumulative effect of adopting a new accounting principle, net of tax                0.64                --
                                                                                               ------------      ------------
         Adjusted net income                                                                   $       0.30      $       0.23
                                                                                               ============      ============

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                                  EZCORP, INC.
              Highlights of Consolidated Balance Sheets (Unaudited) (in thousands, except per share data and store count)

                                                              AS OF MARCH 31,
                                                           2003             2002
                                                       ------------     ------------
Assets:
Current assets:
Cash and cash equivalents                              $      3,386     $      1,224
Pawn loans                                                   41,218           40,152
Payroll advances                                              2,253            1,096
Pawn service charges receivable, net                          7,966            7,951
Payroll advance service charges receivable, net                 442              236
Inventory, net                                               29,535           31,331
Deferred tax asset                                            6,418            6,105
Prepaid expenses and other assets                             2,456            2,044
                                                       ------------     ------------
    Total current assets                                     93,674           90,139
Investment in unconsolidated affiliates                      15,124           14,066
Property and equipment, net                                  28,659           37,725
Deferred tax asset, non-current                               1,948               --
Other assets                                                  5,477           16,504
                                                       ------------     ------------
Total assets                                           $    144,882     $    158,434
                                                       ============     ============
Liabilities and stockholders' equity:
Current liabilities:
Current maturities of long-term debt                   $         --     $     37,445
Accounts payable and other accrued expenses                  10,027            9,279
Restructuring reserve                                             3               93
Customer layaway deposits                                     1,731            2,005
Federal income taxes payable                                    443               --
                                                       ------------     ------------
    Total current liabilities                                12,204           48,822
Long-term debt, less current maturities                      28,000               --
Deferred tax liability                                           --            1,193
Deferred gains and other long-term liabilities                4,019            3,871
                                                       ------------     ------------
    Total long-term liabilities                              32,019            5,064
Total stockholders' equity                                  100,659          104,548
                                                       ------------     ------------
Total liabilities and stockholders' equity             $    144,882     $    158,434
                                                       ============     ============

Pawn loan balance per ending store                     $        147     $        143
Inventory per ending store                             $        105     $        112
Book value per share                                   $       8.26     $       8.62
Tangible book value per share                          $       8.03     $       7.46
Store count - end of period                                     280              280
Basic shares outstanding - end of period                     12,188           12,128